                                                                 Exhibit 10.9


      SOFTWARE LICENSE, SOFTWARE SUPPORT and HARDWARE WARRANTY AGREEMENT
                          Revision 6: 5 January, 1998

An agreement is entered into between:
Catapult Communications           and/or     Catapult Communications
  Corporation (CCC)                            Limited (also CCC)
160 South Whisman Road                       17 Cavalier Court, Bumpers Farm
Mountain View, CA 94041                      Chippenham Wiltshire 9N14 6LH UK
and

(LICENSEE)
          ---------------------------------------------------------------------
Referenced Purchase Order Number(s):
                                    -------------------------------
Effective Date of Agreement:
                            ---------------------------------------
DESIGNATED COUNTRY:
                   ------------------------------------------------


DEFINITIONS   Terms in this agreement which are in capital letters shall have the meanings specified below:
LICENSED SOFTWARE means all or any portion of the source code or object code, or derivatives thereof, for controlling the operation of a central processing unit (CPU), and other information and documentation specifically listed in the Schedule of Licensed Software (Appendix A).
OBJECT CPU(s) means the CPU(s) on which the LICENSED SOFTWARE will operate, as specified in Appendix A.
DESIGNATED COUNTRY means the country in which the LICENSED SOFTWARE is licensed to operate.

1.  SOFTWARE LICENSE
GRANT OF LICENSE   CCC, at the request of LICENSEE, grants to LICENSEE a
nontransferable and non-exclusive right to use the LICENSED SOFTWARE in the DESIGNATED COUNTRY, solely for LICENSEE's own internal business purposes and solely on or in conjunction with OBJECT CPU(s). No right is granted for the use of the LICENSED SOFTWARE directly for any third party, or for any use by any third party of the LICENSED SOFTWARE. CCC shall furnish the LICENSED SOFTWARE in machine readable form to LICENSEE. If an OBJECT CPU becomes inoperable, LICENSEE may use LICENSED SOFTWARE on a replacement CPU.
LICENSE RESTRICTIONS  The Grant of License is subject to restrictions as stated below.
- LICENSEE agrees that it will not use the LICENSED SOFTWARE except as authorized herein.
- LICENSED SOFTWARE is copyrighted and title to all copies is retained by CCC. No rights, title or interest in and to any trademarks or trade names of CCC is granted hereunder. Nothing in this agreement grants to the LICENSEE any rights to sell, lease, or otherwise dispose of the LICENSED SOFTWARE.
- LICENSEE agrees that it will not make, or permit to be made, any copies of the LICENSED SOFTWARE except that LICENSEE may make one copy of the LICENSED SOFTWARE solely for backup or archival purposes.
- LICENSEE agrees not to attempt and to use best efforts to prevent LICENSEE's employees and contractors from attempting to reverse engineer, reverse compile, modify, translate or disassemble the LICENSED SOFTWARE or any complete or partial copy.
- LICENSEE agrees that it will not without the prior written consent of CCC transmit directly or indirectly the LICENSED SOFTWARE to any country outside the DESIGNATED COUNTRY. If the LICENSED SOFTWARE is transmitted outside of DESIGNATED COUNTRY, LICENSED SOFTWARE is subject to additional fees as stated in the Fees section, and subject to the terms stated in the Export Control section.
- Restrictions related to using the LICENSED SOFTWARE only on the OBJECT
CPU(s) and to making copies of the LICENSED SOFTWARE only for backup and archival purposes do not apply to the compiler of the LICENSED SOFTWARE.
LIMITED SOFTWARE WARRANTY   CCC warrants only that LICENSED SOFTWARE will, if
properly installed by LICENSEE, substantially conform with the published documentation and specifications for such LICENSED SOFTWARE. The foregoing warranty shall apply to LICENSED SOFTWARE for a period of ninety (90) days from the date of receipt. During this 90 day period, LICENSEE is entitled to the same level of support service specified in the following Software Support Section.
WARRANTY EXCEPTIONS   The software warranty set forth above shall not apply to
any defects or problems caused in whole or in part by (i) any defect in any portion of any hardware or equipment; (ii) the failure of any portion of any hardware or equipment to function in accordance with applicable manufacturer's specifications; (iii) any modification or enhancement made to the LICENSED SOFTWARE by LICENSEE or any third person or entity other than CCC; (iv) any software program, hardware, firmware, peripheral or communication device used in connection with the LICENSED SOFTWARE; (v) the failure of LICENSEE or any third person or entity to follow the most current instructions provided by CCC from time to time with respect to proper use of the LICENSED SOFTWARE;
or (vi) the negligence of LICENSEE or any other third party or entity.
NO OTHER WARRANTIES EXCEPT AS EXPLICITLY STATED IN THIS AGREEMENT, CCC MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH REGARD TO LICENSED SOFTWARE AND SUPPORT SERVICES, THE ACCOMPANYING WRITTEN MATERIALS, AND ANY ACCOMPANYING HARDWARE.

2. SOFTWARE SUPPORT LICENSEE wishes to have CCC provide Software Support Services for the LICENSED SOFTWARE. The Software Support Services will begin after the expiration of the 90 day warranty of LICENSED SOFTWARE, and will continue for 1 year. The Software Support Services will automatically renew for an additional year on each anniversary date upon receipt of the fees for the services described in the Fees section, unless the services are terminated by either party pursuant to the Termination section of this Agreement. The Software Support Services apply only to the most current release of LICENSED SOFTWARE.
CCC agrees to provide LICENSEE with Software
Support Services as stated below:
- CCC will send to LICENSEE any new releases of the LICENSED SOFTWARE which CCC has scheduled for release during the term of this agreement.
- In the event that CCC makes available problem fixes, enhancements and upgrades (which are not separately licensed) to other Licensees of CCC, CCC shall provide the same to LICENSEE at no additional cost.
- CCC will fix problems in the LICENSED SOFTWARE reported to CCC by LICENSEE during the term of this agreement.
- CCC shall provide LICENSEE with technical support during normal business hours to help answer or solve technical inquiries and problems. Technical support services are provided via telephone, e-mail and fax.
- For emergency problems, CCC will provide the staff time necessary to fix the problem and LICENSEE will cover any of CCC's reasonable travel expenses. LICENSEE agrees to the following regarding CCC Software Support Services:
- LICENSEE accepts the responsibility for upgrading to the most current release of LICENSED SOFTWARE provided by CCC.
- LICENSEE agrees that it will appoint at most one point of contact to work with CCC on support issues for each DCT-S system covered under this Agreement, and that this point of contact will participate in the full training course for the LICENSED SOFTWARE offered by CCC.


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                                       2

- LICENSEE will report problems in accordance with the Problem Reporting System described in Appendix C. Most importantly, LICENSEE will (i) identify, document and report each problem with the Licensed Software necessitating support service (using the Problem Report form), and (ii) supply CCC with all reasonable documentation and assistance necessary to demonstrate and allow CCC to diagnose the problem.

3. HARDWARE   DCT-S hardware is warranted as described in Appendix B.

4. FEES AND REPORTS
LICENSED SOFTWARE FEES   LICENSEE shall, within thirty days after receipt of
LICENSED SOFTWARE by LICENSEE, pay to CCC the fees for the rights granted hereunder with respect to the LICENSED SOFTWARE and OBJECT CPU(s). The software license fees are stated in the above-referenced Purchase Order.
If LICENSEE needs to use the software outside of the DESIGNATED COUNTRY and CCC approves such use, LICENSEE will be responsible for paying to CCC the difference between the purchase price of the LICENSED SOFTWARE and the list price of the LICENSED SOFTWARE in the country into which it is being transferred. The payment is due at the time of the transfer, and export laws of the DESIGNATED COUNTRY are in effect. If the period of use in the other country will be less than thirty (30) days, LICENSEE is exempted from paying the additional software fees.
SOFTWARE SUPPORT FEES    LICENSEE shall, before the software warranty expires,
pay to CCC at the address specified above the then-current published annual Software Support Services fees for the LICENSED SOFTWARE. The support fee for the first year for LICENSED SOFTWARE is stated in the above-referenced Purchase Order. To renew the Software Support Services for an additional year, LICENSEE shall pay to CCC at the address specified above the then-current published annual support fees before the expiration of the then current term of the annual Software Support Services. Failure to pay the full annual fees within said periods may cause immediate termination of the Software Support Services by CCC.

REPORTS   CCC may request (but not more frequently than annually) that LICENSEE furnish to CCC a statement, certified by an authorized representative of LICENSEE, that the LICENSED SOFTWARE is being used by LICENSEE solely on appropriate OBJECT CPU(s).
TAXES   Except for taxes imposed on CCC's income, LICENSEE shall bear all taxes imposed as a result of the existence or operation of this agreement, and any tax which LICENSEE is required to withhold or deduct from payments to CCC.

5. OTHER TERMS
CONFIDENTIAL INFORMATION   The party that is disclosing confidential
information shall clearly identify such information as confidential information when furnishing it to the receiving party. In the case of information transmitted in writing, such identification will be made by marking such information clearly as confidential information; and in the case of information transmitted orally, the disclosing party shall provide, within thirty (30) days after the disclosure, a written communication clearly identifying such confidential information as it has provided. All confidential information shall be kept in confidence by the receiving party, the measure of that confidence being that the receiving party shall use the same degree of care, but no less than a reasonable degree of care, to prevent and avoid unauthorized disclosure of its own information of a similar nature. All confidential information may be used by the receiving party solely for the purposes contemplated in the Agreement. The receiving party shall not be liable for any disclosure of such confidential information if the information at the time of disclosure:
(a) was in the receiving party's possession before receipt from the disclosing party; b) is a matter of public knowledge through no fault of the receiving party; c) has been rightfully received by the receiving party from a third party without a duty of confidentiality; d) has been disclosed by the disclosing party to a third party without duty of confidentiality on the third party; e) has been independently developed by the receiving party; f)
has been disclosed under operation of law; or g) is disclosed by the receiving party with the disclosing party's prior written approval.
IF LICENSEE purchases the rights to any source code, LICENSEE acknowledges and agrees that use of this code is on a confidential basis for the sole and exclusive use of LICENSEE, and not for sale, sub license or disclosure to third parties. LICENSEE agrees that it will not (i) publish, disclose or otherwise divulge the source of the LICENSED SOFTWARE to any person except to employees and independent contractors of LICENSEE who have entered into nondisclosure agreements containing obligations at least as restrictive as the nondisclosure terms contained in the Confidential Information section of this Agreement, either during the term or after termination of this
Agreement, nor (ii) permit its employees or independent contractors to so divulge any such source, without the prior written consent of CCC. LICENSEE agrees to take all necessary steps to prevent unauthorized disclosure of such source code. In some cases, CCC may impose additional restrictions regarding the use and safekeeping of its source code, and will require
LICENSEE to execute a more restrictive agreement.
TERMINATION   Unless canceled pursuant to its terms, this Agreement shall be in effect for so long as customer rightfully retains possession of the LICENSED SOFTWARE. Either party may terminate this agreement in the event of a breach by the other party which is not cured following thirty (30) days written notice from the non-breaching party. Upon termination, customer must destroy all copies of LICENSED SOFTWARE. If the termination of Software Support Services is caused by breach of contract by CCC, CCC shall not have any obligation to LICENSEE except to refund to LICENSEE a pro-rata portion of the support fee paid.
PROPRIETARY RIGHTS INDEMNITY   CCC shall defend at CCC's expense any claim,
suit or proceeding brought against LICENSEE insofar as it is based on a claim that the LICENSED SOFTWARE constitutes a direct infringement of a US or UK copyright of a third party. To qualify for such a defense and payment
LICENSEE must: (i) give CCC prompt written notice of any such claim; and (ii) allow CCC to control and fully cooperate with CCC in the defense and all related settlement negotiations. CCC shall pay to LICENSEE all damages finally awarded to third parties which LICENSEE is obligated to pay but shall not be responsible for any compromise made without its consent. Upon notice of an alleged infringement or if in CCC's opinions such a claim is likely,
CCC shall have the right, at its option, to obtain the right to continue licensing the LICENSED SOFTWARE; in the event that this option is not reasonably available in CCC's opinion, LICENSEE's sole and exclusive remedy shall be to terminate this Agreement, to return the LICENSED SOFTWARE to CCC and to obtain a refund from CCC of the fee paid by LICENSEE for such LICENSED SOFTWARE.
NO LIABILITY FOR CONSEQUENTIAL DAMAGES   IN NO EVENT SHALL CCC BE LIABLE FOR
ANY LOST REVENUE, PROFIT OR DATA, OR FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES (HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY) ARISING OUT OF THE USE OF OR INABILITY TO USE LICENSED SOFTWARE, EVEN IF CCC HAS BEEN ADVISED OF THE POSSIBILITY OF DAMAGES.
FORCS MAJEURE   Except for payment, neither LICENSEE nor CCC shall be liable for any failure to perform its obligations under this agreement if such failure arises from any act of god, war, strike, lockout, or other labor dispute, riot, civil commotion, fire, flood, earthquake, drought, legislation or other causes beyond the parties' control.

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                                       3

US. GOVERNMENT RESTRICTED RIGHTS   The LICENSED SOFTWARE is provided with
RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(l)(ii) of the
Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software - Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is CCC as listed above.
EXPORT CONTROL   LICENSEE acknowledges that the laws and regulations of the
DESIGNATED COUNTRY may restrict the export and re-export of certain commodities and technical data, including the LICENSED SOFTWARE. LICENSEE agrees that it will not export or re-export the LICENSED SOFTWARE without the appropriate license from the DESIGNATED COUNTRY and foreign government. GOVERNING LAW For goods shipped to North America and the Far East, this contract is deemed made in the state of California and shall be interpreted under the Uniform Commercial Code and other laws of the state of California in force at the date of the contract. For goods shipped to Europe and Israel, this contract is deemed made in England and shall be interpreted under the laws of England in force at the date of the contract. The parties agree that the United Nations Convention on Contracts for the International Sale of
Goods (1980) is specifically excluded from application to this Agreement. ATTORNEY'S FEES If either LICENSEE or CCC employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees, costs and other expenses.
WAIVER   The failure of either party to exercise any right hereunder shall not be deemed to be a waiver of such right. The failure of either party to require performance by the other party of any provision of this Agreement shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach or any provision hereof be taken or held to be a waiver of the provision itself.
SURVIVAL   Rights to payment, indemnity, confidentiality, limits to liability, and except as otherwise expressly provided herein, any right of action for breach of this Agreement prior to termination shall survive any termination of this Agreement.
NOTICE   Notices under this Agreement shall be sufficient only if personally delivered or delivered by a major commercial rapid delivery courier service to a party at its address stated above, or as amended pursuant to this subsection.
HEADINGS   Headings are for convenience only and are not to be used in the interpretation of this agreement.
GENERAL   This agreement and CCC's Terms and Conditions set forth the entire agreement and understanding between the parties as to the subject matter hereof. This agreement shall prevail notwithstanding any conflicting terms or legends which may appear in LICENSED SOFTWARE. This Agreement may not be modified except in writing signed by a duly authorized representative of each party. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. Failure of one party to require the other party to adhere to any of the terms of this Agreement in no way alters the enforceability of any of the terms in this Agreement. Neither this agreement nor any rights hereunder, in whole or in part, shall be assignable or otherwise transferable by LICENSEE without written permission from CCC.
IN WITNESS WHEREOF, each party has caused this agreement to be executed in duplicate originals by its duly authorized representatives on the dates entered below.


CATAPULT COMMUNICATION                        LICENSEE:
CORPORATION / LIMITED                                  ------------------------
By                        Date              By                     Date
  ----------------------      --------        --------------------     --------
Name                                        Name
    ----------------------------------           ------------------------------
Title                                       Title
     ---------------------------------           ------------------------------


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                                       4


                                  APPENDIX A
                         SCHEDULE OF LICENSED SOFTWARE

The LICENSED SOFTWARE includes all software modules purchased with LICENSEE Purchase Order referenced above, and also includes all associated on-line documentation.

License of software for each DCT-S system is based on the size of the system. Each DCT-S system consists of hardware (one or more workstations and one or more DCT8000 Modular Physical Interface Host cards and/or one or more DCT8210 TSC co-processor cards)

Some of software is licensed on a per-Workstation basis (e.g., D-driver Base Software, VOX, Test Suites), and some software is licensed based on the total number of MPI and TSC co-processor cards ("Software Units"). MPI and TSC cards may not be moved between DCT-S systems.

The LICENSED SOFTWARE for each DCT-S system is listed below:

DCT-S System #
              ----------------------
OBJECT CPU Configuration [e.g., Workstation with 3 MPIs, 1 TSC, 1 VOX]
                                                                     ----------
OBJECT CPU Serial Number
                        -------------------------------
Total Number Software Units:
                            ---------------------------


            DCPL2000               D-driver Base Software

            --------               ----------------------
            --------               ----------------------
            --------               ----------------------
            --------               ----------------------
            --------               ----------------------
            --------               ----------------------
            --------               ----------------------



DCT-S System #
              ----------------------
OBJECT CPU Configuration [e.g., Workstation with 3 MPIs, 1TSC]
                                                              -----------------
OBJECT CPU Serial Number
                        -------------------------------
Total Number Software Units:
                            ---------------------------


            DCPL2000               D-driver Base Software

            --------               ----------------------
            --------               ----------------------
            --------               ----------------------
            --------               ----------------------
            --------               ----------------------
            --------               ----------------------
            --------               ----------------------



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                                       5

                                   APPENDIX B
                           DCT-S HARDWARE WARRANTIES


DCT-S HARDWARE
The following hardware has a 180-day warranty:
    DCT8000 Modular Physical Interface with a mezzanine card (DCT8001,
            DCT8002, DCT8003, DCT8004 or DCT8005)
    DCT8010 E1 Mezzanine and Modular Physical Interface Host Card DCT8020 T1 Mezzanine and Modular Physical Interface Host Card DCT8030 Serial Mezzanine and Modular Physical Interface Host Card DCT8040 S/T Mezzanine and Modular Physical Interface Host Card DCT8050 CII Mezzanine and Modular Physical Interface Host Card DCT8210 Time Slot Controller
    DCT8601 E1 VOX
    DCT8602 T1 VOX
    DCT8800 Primary Rate Interface
    DCT8500 ISDN BRI Interface
    DCT8700 Codec to SLIC Conversion
    DCT8880 Time Slot Interchange Card (TSI)
    DCT8888 CMI/E1 Translator Card
    SP2403  1-Slot VME Cage with Power Supply
    SP2406  SBus Extender Chassis
    SP2407  7-Slot VME CAge with Power Supply
    SP2308  8 Serial Port Extender


During the warranty periods, failed products may be returned to CCC for repair or replacement (at CCC's discretion). Customer must obtain from CCC a return material authorization number (RMA Number) prior to returning products to CCC. All products must be returned freight pre-paid. Products purchased in North America and the Far East outside of Japan and Israel must be returned to the CCC office in Mountain View, California; products purchased in Europe must be returned to the CCC office in England; products purchased in Japan must be returned to the CCC office in Japan. After the warranty period, failed products may be returned to CCC for repairs; these repairs are chargeable to LICENSEE.

SUN PRODUCTS
The warranty period for Sun software is 90 days. For workstations and accessory products, the warranty period is one year. For products purchased in North America, the customer should call 1-800-872-4786 and provide their CPU System Serial Number to Sun support. Sun will generally be able to diagnose the problem over the phone and send replacement or loaner hardware to the customer within 48 hours.

Products purchased in Europe must be returned to the CCC office in England. Products purchased in Japan must be returned to the CCC office in Japan. Products purchased in Israel must be returned to the CCC office in North America

After the warranty periods, customers should work directly with Sun
Microsystems.

RDI PRODUCTS
RDI products come with a one-year warranty for parts and labor. For Products purchased in North America, customer should contact RDI at 1-800-734-7030 between 7 AM and 6 PM Pacific Time. European customers should contact CCC in England; Japanese customers should contact CCC in Japan. RDI global support can also be reached at 1-760-930-0762 via fax or support@rdi.com via email.

NO OTHER WARRANTIES
EXCEPT AS EXPLICITLY STATED IN THIS AGREEMENT, CCC MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH REGARD TO DCT-S HARDWARE.

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                                       6

                                  APPENDIX C
                    DCT-S SOFTWARE PROBLEM REPORTING SYSTEM

The Problem Reporting System is designed to insure that all DCT-S D-driver software problems uncovered by customers are reported in sufficient detail to allow Catapult Communications Corporation ("CCC") to determine their causes and implement their fixes.

The customer will submit each Problem Report to CCC in writing. Though electronic mail is the preferred means of communication, fax and non-electronic mail will also be considered in writing.

The customer will (i) identify, document and report each problem with the Licensed Software necessitating support service (using the Problem Report form), and (ii) supply CCC with all reasonable documentation and assistance necessary to demonstrate and allow CCC to diagnose the problem.

Each Problem Report must contain the information required in the DCT Problem Report, which is available electronically in the /doc/common subdirectory with the filename "prform.txt".

NUMBERING SCHEME for their own records, customers should assign unique numbers to each Problem Report given to CCC. Problem report numbers should consist of the following fields, separated by dashes:
     1. Customer ID consisting of the characters: "ABC".
     2. [Release number].v[ersion number].b[ranch number] of the software
     3. Three digit sequential number - to be recycled with each new copy of the D-driver software released to the customer.

For example, the first problem noted in release 10, version 2 of D-driver is numbered "ABC-10v4-001", the second one noted for this same version is "ABC-10v4-002", etc. When a new version of D-driver is released to the customer, the Problem Report sequence numbers recycle, so that the first problem encountered in the next version is numbered "ABC-10v5-001".

CLASSIFICATION SCHEME Each Problem Report will be classified as to the severity of the problem. The classifications are:
CLASS 1 - Critical bug. Brings the entire D-driver system to a halt. No progress is possible until the problem is fixed, and there is no way to work around the problem.
CLASS 2 - Severe bug. Although some functions continue to work, substantial parts of the system do not operate, and there is no way to work around the inoperable portions of the system.
CLASS 3 - Specific bug. System works except for the specific feature for which the problem is being reported, and there is no way to work around the problem.
CLASS 4 - Critical bug (same as Class 1), except there is a way to work around the problem so that the systems functions properly.
CLASS 5 - Severe bug (same as Class 2), except there is a way to work around the problem so that the system functions properly.
CLASS 6 - Specific bug (same as Class 3), except there is a way to work around the problem so that the system functions properly.
CLASS 7 - Cosmetic bug. System performance is fine, but presentation to the user is incorrect.
CLASS 8 - Not a bug, but a request for software modification (i.e. software works as specified, but a change in specification is desired).

When the customer submits a Problem Report, the customer will propose an initial classification to the report. However, CCC retains final authority for Problem Report classification.


PROBLEM FIXES   CCC will make its best efforts to provide very timely
responses to all Problem Reports, especially those in Classes 1, 2, and 3. In order to insure prompt responses to Problem Reports, CCC will supply an Acknowledgment to each Report within 5 working days. CCC will use its best efforts to fix all Class 1-7 problems by the next software release. Next software release means the next scheduled release of the software (provided the Problem Report is received at least 60 days prior to schedule release date).